Exhibit 99.1
For more information contact:

Jason Willey
Investor Relations and Corporate Development
nLIGHT, Inc.
(360) 567-4890
jason.willey@nlight.net

nLIGHT, INC. ANNOUNCES FIRST QUARTER 2018 RESULTS
Revenues of $42.5 Million and Gross Margin of 34.7%

VANCOUVER, Wash., May 23, 2018 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the first quarter of 2018. These results included:

•	Revenues of $42.5 million, up 42.1% compared to $29.9 million for the first quarter of 2017

•	Gross margin of 34.7% compared to 30.0% for the first quarter of 2017

•	Income from operations of $4.2 million, or 9.9% of revenues, compared to $0.6 million, or 2.0% of revenues, for the first quarter of 2017

GAAP net income for the first quarter of 2018 was $2.9 million, or $0.00 per diluted common share, compared to a loss of $1.2 million, or a loss of $0.47 per diluted common share, for the first quarter of 2017. Excluding the impact of stock-based compensation and assuming the conversion of all outstanding convertible preferred stock in the period to common stock, non-GAAP net income for the first quarter of 2018 was $3.1 million, or $0.10 per diluted common share, compared to a non-GAAP net loss of $1.1 million, or a non-GAAP net loss of $0.05 per diluted common share, for the first quarter of 2017.
“We began 2018 on a strong note, delivering record quarterly revenues, gross profit, and income from operations,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “We saw activity accelerate across all end markets, led by growth in the industrial end market. Our first quarter results reflect growing customer adoption of our semiconductor and fiber laser technology and demonstrate the expanding global opportunity for high-power lasers.”

First Quarter 2018 Financial Highlights

	Three Months Ended March 31,
(In thousands, except percentages)	2018	2017	% Change
Revenues	$42,467	$29,887	42.1%
Gross margin	34.7%	30.0%
Income from operations	$4,208	$612	587.6%
Operating margin	9.9%	2.0%
Net income (loss)	$2,916	$(1,213)	NM
Adjusted EBITDA(1)	$6,316	$2,635	139.7%
Adjusted EBITDA, as percentage of revenues	14.9%	8.8%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Outlook
For the second quarter of 2018, nLIGHT expects revenues to be in the range of $48.0 million to $52.0 million, gross margin to be in the range of 33.0% to 36.0%, and income from operations in the range of $5.0 million to $7.0 million.

Investor Conference Call at 2:00 p.m. Pacific Time, Wednesday, May 23, 2018

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-877-270-2148 (U.S., toll-free) or +1-412-902-6510 (international and toll), with the conference title: nLIGHT First Quarter 2018 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://nlight.net/company/investors.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. Adjusted EBITDA, a non-GAAP financial metric, is used to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is useful in evaluating our operating performance. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as it gives effect to both the conversion of all outstanding preferred stock to common stock, which occurred immediately prior to the closing of nLIGHT’s initial public offering on April 30, 2018, as well as removing the effect of stock-based compensation expense, which we believe to be an informative view of our results during the period.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense, other non-operating expense or income, net interest expense, depreciation and amortization, stock-based compensation and other special items as determined by management, as applicable. We believe that Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by preferred and common weighted-average shares outstanding during the respective period plus the dilutive effect of any outstanding options or warrants during the period, if applicable.

Tables presenting the reconciliation of net income (loss) to Adjusted EBITDA, as well as the reconciliation of net income (loss) and net income (loss) per share, basic and diluted to non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, the two most directly comparable GAAP financial metrics, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin and operating income, the expanding global opportunity for high-power lasers, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to: (1) our ability to generate sufficient revenues to achieve or maintain profitability in the future as our operating costs increase, (2) the risk that our revenue growth rate in recent periods may not be indicative of our future performance, (3) downturns in the markets we serve could materially adversely affect our revenues and profitability, (4) our high levels of fixed costs and inventory levels may harm our gross profits and results of operations in the event that demand for our products declines or we maintain excess inventory levels, (5) the competiveness of the markets for our products, (6) our substantial sales and operations in China, which expose us to risks inherent in doing business there, (7) our manufacturing capacity and operations may not be appropriate for future levels of demand, (8) our reliance on a small number of customers for a significant portion of our revenues and (9) the risk that we may be unable to protect our proprietary technology and intellectual property rights. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission, including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's

Registration Statement on Form S-1 or subsequent filings with the Securities and Exchange Commission. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT,” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high‑power semiconductor and fiber lasers used in a variety of end applications in the industrial, microfabrication, and aerospace and defense markets. For more information, please visit www.nlight.net.

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues	$42,467	$29,887
Cost of revenues	27,738	20,920
Gross profit	14,729	8,967
Operating expenses:
Research and development	4,283	3,726
Sales, general, and administrative	6,238	4,629
Total operating expenses	10,521	8,355
Income from operations	4,208	612
Other expense:
Interest expense, net	(219)	(502)
Other expense	76	(167)
Income (loss) before income taxes	4,065	(57)
Income tax expense	1,149	1,156
Net income (loss)	$2,916	$(1,213)
Less: Income allocated to preferred stockholders	$(2,916)	$—
Net income (loss) attributable to common stockholders	$—	$(1,213)
Net income (loss) per share, basic and diluted	$0.00	$(0.47)
Shares used in basic and diluted per share calculations	3,031	2,600

nLIGHT, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$28,622	$36,687
Accounts receivable, net	18,171	13,353
Inventory	35,351	29,570
Prepaid expenses and other current assets	6,147	4,973
Total current assets	88,291	84,583
Property and equipment, net	19,811	17,968
Intangible assets, net	2,361	1,836
Goodwill	1,387	1,387
Other assets	4,346	4,374
Total assets	$116,196	$110,148

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,581	$12,920
Accrued liabilities	11,870	12,650
Customer advances	753	575
Deferred revenue	541	386
Current portion of long-term debt	3,491	2,363
Total current liabilities	32,236	28,894
Non-current income taxes payable	4,185	3,930
Long-term debt	13,958	15,108
Other long-term liabilities	1,232	933
Total liabilities	51,611	48,865
Stockholders' equity:
Convertible preferred stock - par value	12	12
Common stock - par value	2	2
Additional paid-in capital	180,093	180,657
Accumulated other comprehensive income (loss)	231	(719)
Accumulated deficit	(115,753)	(118,669)
Total stockholders’ equity	64,585	61,283
Total liabilities and stockholders’ equity	$116,196	$110,148

nLIGHT, Inc.
Select Statements of Cash Flows Data
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$2,916	$(1,213)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,946	1,950
Provision for losses on accounts receivable	40	125
Stock-based compensation	162	73
Loss on disposal of property and equipment	13	7
Changes in operating assets and liabilities:
Accounts receivable	(4,689)	(2,802)
Inventory	(5,127)	(1,069)
Other changes	569	(817)
Net cash used in operating activities	(4,170)	(3,746)
Cash flows from investing activities:
Purchases of property, equipment and intangibles	(3,390)	(715)
Proceeds from sale of property and equipment	—	6
Net cash used in investing activities	(3,390)	(709)
Cash flows from financing activities:
Principal payments on debt and capital leases	(29)	(325)
Payments of deferred offering costs	(521)	(8)
Proceeds from stock option exercises	61	61
Net cash used in financing activities	(489)	(272)
Effect of exchange rate changes on cash	(16)	141
Net decrease in cash and cash equivalents	(8,065)	(4,586)
Cash and cash equivalents, beginning of period	36,687	13,500
Cash and cash equivalents, end of period	$28,622	$8,914
Supplemental disclosures:
Cash paid for interest	$252	$459
Cash paid for income taxes	990	341
Accrued purchases of property, equipment and intangibles	1,380	291
Accrued deferred offering costs	797	26

nLIGHT, Inc.
Reconciliation of Non-GAAP Financial Metrics
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended March 31,
	2018	2017
Net income (loss)	$2,916	$(1,213)
Income tax expense	1,149	1,156
Other (income) expense	(76)	167
Interest expense, net	219	502
Depreciation and amortization	1,946	1,950
Stock-based compensation	162	73
Adjusted EBITDA	$6,316	$2,635

Reconciliation of GAAP to Non-GAAP Net Income (Loss), and GAAP to Non-GAAP Net Income (Loss) per Share, Basic and Diluted

	Three Months Ended March 31,
	2018	2017
Net income (loss)	$2,916	$(1,213)
Add back:
Stock-based compensation	162	73
Non-GAAP income (loss)	3,078	(1,140)

GAAP weighted average shares outstanding	3,031	2,600
Assumed conversion of convertible preferred stock to common stock	24,642	19,837
Non-GAAP weighted average number of shares, basic	27,673	22,437
Dilutive effect of common stock options and warrants	4,492	—
Non-GAAP weighted average number of shares, diluted	32,165	22,437

Non-GAAP net income (loss) per share, basic	$0.11	$(0.05)
Non-GAAP net income (loss) per share, diluted	$0.10	$(0.05)